                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           T&W FINANCIAL CORPORATION
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
  [X]   No fee required.
  [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

        (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        (5) Total fee paid:

        ------------------------------------------------------------------------

  [ ]   Fee paid previously with preliminary materials.

  [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

        (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

        (3)  Filing Party:

        ------------------------------------------------------------------------

        (4)  Date Filed:

        ------------------------------------------------------------------------

                                    T&W LOGO

                               Tacoma, Washington
                                 April 5, 1999

Dear Shareholders:

     You are cordially invited to attend the T&W Financial Corporation Annual Meeting of Shareholders on Thursday, April 29, 1999 at 9:00 a.m. (Pacific Daylight Time). The meeting will be held at the Tacoma Club, 1201 Pacific Avenue, 16th Floor, Tacoma, Washington, 98402. Directions to the Tacoma Club appear on the back cover of this Notice of Annual Meeting and Proxy Statement.

     The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on T&W Financial Corporation's operations and respond to any questions you may have.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,
                                          /s/ MICHAEL A. PRICE

                                          Michael A. Price
                                          Chairman of the Board and Chief
                                          Executive Officer

                           T&W FINANCIAL CORPORATION
                           6416 PACIFIC HIGHWAY EAST
                           TACOMA, WASHINGTON, 98424

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       ON
                                 APRIL 29, 1999

     The Annual Meeting of Shareholders of T&W Financial Corporation, (the "Company") will be held at the Tacoma Club, 1201 Pacific Avenue, 16th Floor, Tacoma, Washington on Thursday, April 29, 1999, at 9:00 a.m. (Pacific Daylight
Time) for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

     2. To ratify the selection of BDO Seidman, LLP as the Company's independent auditors for fiscal year 1999; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 15, 1999 will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponement thereof.

     The Company's Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended December 31, 1998.

                                          By Order of the Board of Directors,

                                          /s/ KENNETH W. MCCARTHY, JR.
                                          Kenneth W. McCarthy, Jr.
                                          Senior Vice President, Secretary and
                                          General Counsel

Tacoma, Washington
April 5, 1999

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. PLEASE NOTE, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM YOUR BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           T&W FINANCIAL CORPORATION
                           6416 PACIFIC HIGHWAY EAST
                           TACOMA, WASHINGTON, 98424

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

GENERAL

     This Proxy Statement is furnished by and on behalf of the Board of Directors of T&W Financial Corporation, a Washington corporation ("T&W" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") for the fiscal year ended December 31, 1998 ("fiscal year 1998") to be held at 9:00 a.m. (Pacific Daylight Time) on Thursday, April 29, 1999 at the Tacoma Club and at any adjournment thereof. Directions to the Tacoma Club are provided on the back cover of this Proxy Statement.

VOTING RIGHTS AND OUTSTANDING SHARES

     A shareholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by (i) executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the Secretary of the Company prior to the Annual Meeting or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Proxies will be voted as specified by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, par value $0.01 per share ("Common Stock"), of the Company represented thereby will be voted for (1) the election of the directors nominated by the Board of Directors;
(2) the ratification of the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 ("fiscal year 1999"), and (3) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

     The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of directors, abstentions and broker non-votes will have the effect of neither a vote for nor a vote against the nominee. Ratification of the selection of BDO Seidman, LLP as the Company's independent auditors and any other matter that properly comes before the meeting requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the matter. Accordingly, abstention and broker non-votes, because they are not affirmative votes, will have the effect of a vote against the proposal. Proxies and ballots will be received and tabulated by American Securities Transfer & Trust, Inc., the Company's transfer agent and the inspector of elections for the Annual Meeting.

     This Proxy Statement and the enclosed proxy card will be first mailed on or about April 5, 1999 to the Company's shareholders of record on March 15, 1999 (the "Record Date").

SOLICITATION

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. The Company has retained American Securities Transfer & Trust, Inc., to aid in the solicitation of proxies. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At the close of business on the Record Date, there were 8,396,516 shares of Common Stock (the "Shares") outstanding and there were no outstanding shares of any other class of stock. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Seven directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, or until such director's earlier death, resignation or removal.

     It is possible that additional nominations for the Board of Directors may be made by shareholders giving notice to the Chief Executive Officer of the Company not less than fourteen (14) days prior to the annual meeting of shareholders in accordance with the Articles of Incorporation and Bylaws of the Company.

     Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Michael A. Price, Thomas W. Price, Paul
B. Luke, Kenneth W. McCarthy, Jr., Kenneth L. Hatch, David N. Syferd and Robert
E. Kadlec to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If at the time of the Annual Meeting, Messrs. Michael and Thomas Price, Luke, McCarthy, Hatch, Syferd or Kadlec is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable or will decline to serve as a director. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

     Set forth below is certain information furnished to the Company by the director nominees.

INFORMATION ABOUT THE NOMINEES

     The following table sets forth certain information with respect to those persons nominated by the Board of Directors for election as directors.

               NAME                 AGE         POSITION WITH THE COMPANY         DIRECTOR SINCE
               ----                 ---         -------------------------         --------------
Michael A. Price                    53    Director, Chairman of the Board and          1976
                                          Chief Executive Officer
Thomas W. Price                     35    Director and President                       1991
Kenneth W. McCarthy, Jr.            58    Director, Senior Vice President,             1996
                                          Secretary and General Counsel
Paul B. Luke                        43    Director, Senior Vice President,             1996
                                          Chief Financial Officer, and
                                          Treasurer
Robert E. Kadlec                    63    Director                                     1998
Kenneth L. Hatch                    63    Director                                     1997
David N. Syferd                     53    Director                                     1997

     Michael A. Price is the founder of the Company and has been Chairman of the Board and Chief Executive Officer of the Company and its predecessors since its formation in 1976. Prior to 1976, Mr. Price was a Vice President of International Finance, an independent leasing company. Mr. Price was one of the founders, and is a director, of the United Association of Equipment Lessors, a national association of leasing companies.

     Thomas W. Price has been a director of the Company since 1991. Mr. Price is the son of Mr. Michael A. Price and has served as President of the Company and its predecessors since 1996. He was Vice President, Secretary and Treasurer of the Company from 1992 through 1995, and has been employed by the Company since 1982. Mr. Price received his B.S. in Finance and Economics from Central Washington University.

     Kenneth W. McCarthy, Jr. has been a director of the Company since July 1996. Mr. McCarthy was appointed Senior Vice President and General Counsel in July 1996, and Secretary in April 1998. Mr. McCarthy was formerly the managing principal of a law firm which performed general legal services for the Company and its predecessors from time to time since 1991. Mr. McCarthy received his B.S. in Chemistry from Seattle University and his J.D. from Gonzaga University School of Law.

     Paul B. Luke has been a director of the Company since July 1996. Mr. Luke joined the Company in July 1996 as Senior Vice President, Chief Financial Officer, Secretary and Treasurer. From 1993 through June 1996, Mr. Luke was with the accounting firm of BDO Seidman, LLP, where he was most recently a partner responsible for the structured finance and equipment leasing practice group. Mr. Luke worked extensively on assisting BDO Seidman, LLP clients in securitizations. Prior to 1993, Mr. Luke owned an accounting firm, besides being an associate for a Washington based accounting firm. Mr. Luke received his B.S. in Accounting and Economics from Nebraska Wesleyan University, his J.D. from the University of Pittsburgh and his M.B.A. from Pepperdine University.

     Kenneth L. Hatch has been a director of the Company since July 1997. Mr. Hatch has served as the President of The Pacific Institute, a corporate consulting firm, from February 1996 to December 31, 1997. From February 1995 through February 1996, Mr. Hatch was a Senior Vice President of AH Belo. From 1980 through 1995, Mr. Hatch served as Chairman, President and Chief Executive Officer of KIRO, Inc., a division of Bonneville International Corporation. From 1980 through 1995, Mr. Hatch also had additional responsibilities as Senior Vice President of Bonneville International Corporation. Mr. Hatch received his B.S. in Business and Finance from the University of Utah.

     David N. Syferd has been a director of the Company since July 1997. Mr. Syferd has been a partner in the Seattle based advertising/public relations agency of KNCF/Dave since its formation in 1995. From 1981 through 1995, Mr. Syferd was the chairman of Elgin Syferd/DDB Needham. Mr. Syferd received his B.S. in Political Science in 1967 from Whitworth College.

     Robert E. Kadlec has been a director of the Company since April 1998. Mr. Kadlec served as the President of Inland National Gas Company Limited from 1972 to 1995, Chief Executive Officer since 1983 and Chief Executive Officer of BC Gas from 1988 to 1995. Mr. Kadlec is an Engineering Graduate of the University of Toronto and is a Director of the Conference Board of Canada, the Bank of Montreal, Trans Mountain Pipe Line Company and Questar. Mr. Kadlec is a past Chairman of the Canadian Gas Association, PCGA and Vancouver Board of Trade.

COMMITTEES

     The Company's Board of Directors has standing Compensation and Audit Committees. The Company does not have a standing Nominating Committee. The members of each Committee and the functions performed thereby are described below:

     Compensation Committee. During fiscal year 1998, the Compensation Committee was comprised of Messrs. Syferd (Chairman), Hatch and Kadlec. The Compensation Committee is responsible for reviewing and recommending to the Board the compensation and benefits to be provided to the Company's officers and key employees and reviewing general policy matters relating to employee compensation and benefits.

     Audit Committee. During fiscal year 1998, the Audit Committee was comprised of Messrs. Hatch (Chairman), Syferd and Kadlec. The Audit Committee is responsible for reviewing the Company's internal accounting procedures and consulting with and reviewing the services provided by the Company's independent auditors.

     During fiscal year 1998, the Compensation Committee met 3 times, the Audit Committee met 3 times, and the entire Board of Directors met 4 times. Each director attended at least 75 percent of all Board meetings and meetings of Committees on which they served during the periods they served.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information concerning the beneficial ownership of Common Stock of the Company of (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table set forth in the "Executive Compensation" section of this Proxy Statement and (iv) all current directors and officers of the Company as a group. Such information is provided as of March 15, 1999. According to the rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1%, based upon 8,396,516 shares of Common Stock outstanding.

                                                          SHARES BENEFICIALLY
                                                               OWNED(2)
            BENEFICIAL OWNERS, DIRECTORS,               -----------------------
              AND EXECUTIVE OFFICERS(1)                  NUMBER      PERCENTAGE
            -----------------------------               ---------    ----------
Michael A. Price(3)...................................  4,787,780      57.02%
Thomas W. Price(4)....................................    480,420       5.72%
Paul B. Luke..........................................     91,900       1.09%
Kenneth W. McCarthy, Jr...............................     97,150       1.16%
Kenneth L. Hatch......................................     13,300          *
David N. Syferd.......................................      3,425          *
Robert E. Kadlec......................................      1,200          *
Steve R. Warren(5)....................................        300          *
All directors and executive officers as a group (6
  persons)............................................  5,475,475      64.99%
                                                        =========      =====

---------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to the community property laws, where applicable. The address of each beneficial owner is c/o T&W Financial Corporation, 6416 Pacific Highway East, Tacoma, Washington 98424.

(2) Based on an aggregate of 8,396,516 shares of Common Stock.

(3) Includes 1,000,000 shares of Common Stock owned by the Michael A. Price Grantor Retained Annuity Trust, dated August 1, 1997, and 1,000,000 shares of Common Stock as Trustee of the Katherine M. Price Grantor Retained Annuity Trust, dated August 1, 1997, and 1,376,050 shares of Common Stock owned by Michael A. Price through a limited liability company.

(4) Includes 110,084 shares of Common Stock owned by Thomas W. Price through a limited liability company.

(5) Steve R. Warren is 50 years old and has been the Senior Vice President of Operations and Chief Credit Officer of the Company since January 1, 1998. Mr. Warren was the Vice President of Operations for Colonial Pacific Leasing Corporation from October 1986 to April 1995 and was the Vice President of Sales and Marketing for Colonial Pacific Leasing Corporation from April 1995 to August 1996.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following table sets forth all information regarding the annual compensation during fiscal year 1998 for the Company's Chief Executive Officer and those officers of the Company who received compensation in excess of $100,000 (collectively referred to herein as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                              ANNUAL COMPENSATION          ----------------
                                         ------------------------------    NUMBER OF SHARES
               NAME AND                                  ALL OTHER            UNDERLYING
          PRINCIPAL POSITION              SALARY     COMPENSATION(1)(2)        OPTIONS
          ------------------             --------    ------------------    ----------------
Michael A. Price.......................                  $1,133,937                --
  Chairman of the Board and Chief
  Executive Officer
Thomas W. Price........................                  $1,133,937                --
  President
Kenneth W. McCarthy, Jr................                  $  566,966                --
  Senior Vice President and General
  Counsel
Paul B. Luke...........................                  $  566,966                --
  Senior Vice President, Chief
  Financial Officer, Treasurer
Steve R. Warren........................  $238,223        $     0.00             5,000
  Senior Vice President of Operations
  and
  Chief Credit Officer

---------------
(1) Includes management and consulting fees paid to P.L.M. Consulting Group, L.L.C. ("PLM"), the members of which are Michael A. Price, Thomas W. Price, Kenneth W. McCarthy, Jr. and Paul B. Luke. The Company has entered into an agreement with PLM pursuant to which PLM provides the Company with the services of Michael A. Price, Thomas W. Price, Paul B. Luke and Kenneth W. McCarthy, Jr. to act as executive officers of T&W. Under the agreement, PLM is entitled to an annual base fee of $1,440,000 and an annual bonus equal to 35% of the Company's annual audited after tax return on equity in excess of 20%, with proportionate reductions in the event that any of such individuals ceases to be an executive officer of the Company. The compensation for each individual is determined directly by PLM through allocations of amounts paid by the Company to PLM.

(2) Does not include distributions from pass-through entities.

STOCK OPTION GRANTS IN FISCAL YEAR 1998

     The following table sets forth information regarding options granted to the Company's Named Executive Officers during fiscal year 1998 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights. In accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted over the full option term. 36,055 options were granted to employees of the Company during the fiscal year 1998.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                             INDIVIDUAL GRANTS
                                                -------------------------------------------
                                                 NUMBER OF       % OF TOTAL
                                                 SECURITIES     OPTIONS/SARS
                                                 UNDERLYING      GRANTED TO     EXERCISE OR
                                                OPTIONS/SARS    EMPLOYEES IN    BASE PRICE
                     NAME                         GRANTED       FISCAL YEAR       ($/SH)
                     ----                       ------------    ------------    -----------
*Michael A. Price.............................         0               0
*Thomas W. Price..............................         0               0
*Kenneth W. McCarthy, Jr......................         0               0
*Paul B. Luke.................................         0               0
Steve R. Warren...............................     5,000           13.87%         $10.50

---------------
     * Messrs. Michael and Thomas Price are not eligible to receive options under the Company's 1997 Stock Option Plan. The Compensation Committee of the Company's Board of Directors determined that the other two members of PLM would not receive options in 1998.

EXERCISES OF STOCK OPTIONS

     No options were exercised.

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Company receives a quarterly fee of $3,000 and an additional fee of $250 for each meeting of the Board or Committee attended other than regular quarterly meetings of the Board and an annual meeting of each Committee. Each director who is not an officer or employee of the Company also receives 50 shares of Common Stock for attendance at each meeting of the Board pursuant to the Company's 1997 Director Stock Grant Plan. The Company will continue to reimburse all directors for all travel-related expenses incurred in connection with their activities as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Syferd, Kadlec and Hatch. KNCB/Dave provides certain consulting services to the Company. The total fees paid by the Company to KNCB/Dave during 1998 were approximately $154,000. David N. Syferd, a director of the Company, is also a partner of KNCB/Dave.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

     The Compensation Committee of the Board of Directors of the Company reviews and recommends to the Board the compensation and benefits to be provided to the Company's officers and key employees and reviews

---------------

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

general policy matters relating to employee compensation and benefits. The Compensation Committee is made up of the three directors who are not employees of the Company.

     Effective October 1997, the Company entered into an agreement with P.L.M. Consulting Group, L.L.C. ("PLM"), pursuant to which PLM provides the Company with the services of Michael A. Price, Thomas W. Price, Paul B. Luke and Kenneth
W. McCarthy, Jr. to serve as executive officers of the Company (the "Agreement"). The members of PLM are Messrs. Price, Mr. Luke, and Mr. McCarthy. Under the Agreement, PLM is entitled to an annual base fee of $1,440,000 and an annual bonus equal to 35% of the Company's annual audited after tax return on equity in excess of 20%. According to the terms of the Agreement, the Agreement shall automatically be renewed from year to year unless terminated.

     The Compensation Committee does not directly determine the compensation of the Company's Chief Executive Officer, the President, Senior Vice President, Secretary and General Counsel, or the Senior Vice President, Chief Financial Officer and Treasurer (the "Executive Officers"). Such compensation is determined directly by PLM through allocations of amounts paid under the Agreement.

     Beginning in October 1998, the Compensation Committee reviewed the terms of the Agreement in light of the Company's performance in 1998. The Compensation
Committee: (i) engaged an outside consultant to present to the Committee its findings with regard to general industry standards for the compensation of executives; and (ii) met several times to allow for a thorough exploration of the compensation structure contained in the Agreement. The Committee concluded that renewal was fair and reasonable in light of the preexisting contract.

     The following is a summary of policies which the Compensation Committee applied in 1998 for reviewing the amounts to be paid under the Agreement.

     COMPENSATION COMPONENTS. The Compensation Committee believes that Executive Officer compensation should be closely aligned with the financial performance of the Company, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Committee's policy is that the compensation should consist of two components:
(i) an annual base salary; and (ii) the potential to earn substantial incentive bonuses, the amount of which will depend on the Company's performance during the prior fiscal year.

     BASE FEE. The annual base fee of $1,440,000 to be paid under the Agreement determines the level of base fee for the Company's Executive Officers as a group. The Compensation Committee reviews the aggregate amount of the fee on the basis of the Executive Officers' responsibilities and performance, recognizing that the Agreement is unique and that PLM provides an extraordinary package of services to the Company. The weight given to these factors may vary based on the Committee's understanding of the range of services to the Company and the costs and availability of comparable talent. The Compensation Committee has no power to direct how the base fee is allocated among the members of PLM.

     INCENTIVE FEE. Under the Agreement, PLM is entitled to an annual incentive fee equal to 35% of the Company's annual audited after tax return on equity in excess of 20%. For fiscal year 1998, PLM received an annual incentive fee of $1,961,806, with the Executive Officers receiving bonuses that ranged from $326,966 to $653,937. The allocation of the bonuses payable under the Agreement among the Executive Officers was made by PLM, not by the Compensation Committee. In addition, under the Agreement Messrs. Luke and McCarthy, have the right to receive Common Stock of the Company in lieu of a cash payment of the incentive bonus, in whole or in part, where such election to acquire the Common Stock of the Company is made within ten (10) days after the final determination of the amount of the incentive fee.

     STOCK OPTIONS. The Company's 1997 Stock Option Plan (the "1997 Plan") was presented to and approved by the Company's shareholders in fiscal year 1997 and is designed to reward superior performance. All options granted by the Company in fiscal year 1998 were granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will have value only if the Company's Common Stock price increases. The Compensation Committee believes that stock option awards under the 1997 Plan align the long-term interests of the Company's Executive Officers with those of its stockholders and contribute to the recruitment and retention of executive personnel. In addition, the

Compensation Committee anticipates that the Company's long-term incentive compensation plans will increasingly be linked to the Company's Common Stock.

     Under the 1997 Plan, the Company's Executive Officers (other than Michael Price and Thomas Price) are eligible to receive grants of options to purchase shares of the Company's Common Stock. The options are generally granted upon initial employment and annually thereafter with exercise prices generally equal to the prevailing market price at date of grant. Therefore, stock options will have value to the executives only to the extent that the market price for the Company's Common Stock increases. Stock option grants generally become exercisable or "vested" in increments over four years, so long as service of the option recipient with the Company continues.

                                          Respectfully submitted,

                                          David N. Syferd, Chairman
                                          Kenneth Hatch
                                          Robert Kadlec

PERFORMANCE GRAPH

     The following graph depicts the Company's total return to shareholders from December 31, 1997 through December 31, 1998, relative to the performance of the Nasdaq Stock Market (U.S. Companies) Index and the Company's industry average (Frank Russell -- 2000 Index). Five year data is unavailable, as the Company has only been publicly held since November 1997. The Company has never paid cash dividends on its Common Stock.

                                                          TWFC                  NASDAQ COMPOSITE        FRANK RUSSEL - 2000 INDEX
                                                          ----                  ----------------        -------------------------
'12/31/97'                                               100.00                      100.00                      100.00
'12/31/98'                                                67.73                      131.58                       97.05

                                                                         CERTAIN
                                                                    TRANSACTIONS

                                                                    TRANSACTIONS
                                                                            WITH
                                                                      AFFILIATES
                                                                              OF
                                                                         CERTAIN
                                                                        OFFICERS
                                                                             AND
                                                                       DIRECTORS

     Michael A. Price, Thomas W. Price and PLM own all of the membership interests of T&W Funding Company VI, L.L.C. ("Funding VI"). The Company owns an 85% membership interest in T&W Financial Services Company L.L.C., (the "LLC") and Funding VI owns the remaining 15% membership interest in the LLC. Profits and losses of the LLC are allocated to T&W Financial Corporation and Funding VI in accordance with their respective ownership of the LLC; however, 99% of the deductions or losses associated with secured lines of credit or other recourse liabilities of the LLC are allocated to Funding VI, whose principals guarantee such liabilities.

     The Company entered into an agreement with PLM pursuant to which PLM provides the Company with the services of Michael A. Price, Thomas W. Price, Paul B. Luke and Kenneth W. McCarthy, Jr. to act as executive officers of T&W Financial Corporation. Under the agreement, PLM is entitled to an annual base fee of $1,440,000 and an annual incentive fee equal to 35% of the Company's annual audited after tax return on equity in excess of 20%, with proportionate reductions in the event that any of such individuals ceases to be an executive officer of T&W. Messrs. M. Price, T. Price, McCarthy and Luke each devote approximately 100% of their time to the Company's business. The amounts paid by the Company to PLM were $3,401,806 for fiscal year 1998 and $2.6 million for fiscal year 1997. For the year ended December 31, 1996, the amount paid by the Company would have been approximately $797,000.

     PLM owns substantially all of the membership interests of Bonney Lake Supermarket, LLC ("Bonney Lake"). Bonney Lake owns and operates an independent grocery store located in the Seattle, Washington area. The Company and Bonney Lake are parties to three lease agreements pursuant to which the Company leases certain equipment to Bonney Lake on standard market terms. The first lease was entered into in December 1996 with monthly lease payments of $4,000 for the first year, $8,000 for the second year, $11,000 for the third year, $15,000 for the fourth year and $19,000 for the fifth year. The second lease was entered into in February 1997 with monthly lease payments of $6,500 over a five year term. The third lease was entered into in May 1997 with monthly lease payments of $2,000 over a seven year term.

     PLM is the beneficial owner of 25% of the membership interests of Universal Metering L.L.C. ("Universal Metering"). Universal Metering was created for the purpose of selling water meter installation, reading and maintenance services to residential and commercial properties. The Company and Universal Metering are parties to a letter of intent pursuant to which the Company and Universal Metering would enter into an agreement under which the Company would lease certain water meter equipment to the owners or operators of such properties on standard market terms. The Company has approved six leases with lease payments aggregating approximately $800,000. To date, none of such leases has been funded.

     The Company and PLM are parties to a credit arrangement pursuant to which, PLM borrows amounts from time to time from third party lenders and advances such amounts to the Company at the same rate and on the same terms and conditions offered to PLM by its lenders. At December 31, 1998, the Company had no advances under this arrangement.

OFFICERS AND DIRECTORS

     Michael A. Price and Thomas W. Price own 40% of the membership interests of NW, L.L.C. ("NW LLC"). NW LLC provides consulting and financial services to small and medium-sized businesses in the commercial mortgage industry. The Company and NW LLC are parties to ten lease agreements pursuant to which the Company leases certain computer and office equipment to NW LLC on standard market terms. The first lease was entered into in January 1996 with monthly lease payments of $5,267 over a five year term. The second and third leases were entered into in February 1996 with monthly lease payments of $526 and $1,384, respectively, over five year terms. The fourth lease was entered into in March 1996 with monthly lease payments of $833 over a five year term. The fifth lease was entered into in September 1997 with monthly lease payments of $336 over a three year term. The sixth lease was entered into in June 1998 with monthly lease payments of $1,866 over a five year term. The seventh lease was entered into in July 1998 with monthly lease payments of $1,809 over a three year term. The eighth, ninth and tenth leases were entered into in August 1998 with monthly lease payments of $3,602, $5,379 and $847, respectively, over three, five and three year terms, respectively.

     PLM owns 22.58% of the outstanding common stock of Westar Financial Services Incorporated ("Westar"). Westar is a Washington-based automobile finance company. The Company and Westar are parties to five lease agreements pursuant to which the Company leases certain equipment to Westar on standard market terms. The first lease was entered into in May 1996 with monthly lease payments of $2,855 over a three year term. The second lease was entered into in August 1996 with monthly lease payments of $2,047 over a three year term. The third lease was entered into in March 1997 with monthly lease payments of $2,140 over a three year term. The fourth lease was entered into in February 1998 with monthly lease payments of $910.05 over a three year term. The fifth lease was entered into in July 1998 with monthly lease payments of $6,003 over a three year term. In July 1998, the Company also loaned Westar the principal amount of $1,651,504, together with interest at the rate of 9.0% per annum. The loan was paid in full in September 1998.

     Presently, the Company's corporate headquarters are located in leased office space of approximately 7,800 square feet at 6416 Pacific Highway East, Tacoma, Washington. The landlord is Michael A. Price. The lease terms provided for termination on May 18, 2003 unless earlier terminated, and required monthly rental payments of $9,450, which was continued until the current construction of additional office facilities adjacent to the Company's existing corporate headquarters was completed. These new facilities were completed in March 1999 and added approximately 26,000 square feet of office space. Michael A. Price is also the landlord on the new premises, and the Company expects the lease will extend through March 2003, and that the monthly rental payments will be approximately $13.00 per square foot.

     From time to time throughout the year, the Company leased an aircraft from R.P.R. Company, L.L.C. ("RPR"), which is principally owned by Thomas W. Price. The total amount paid by the Company to RPR for the lease of the aircraft during 1998 was $77,851.25.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by Securities and Exchange Commission regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 1998, other than Mr. Warren who had a late Form 4 filing.

              PROPOSAL 2 -- RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors requests that the shareholders ratify its selection of BDO Seidman, LLP to serve as the Company's independent auditors for the fiscal year 1999. BDO Seidman, LLP examined the consolidated financial statements of the Company for the fiscal year 1998. Representatives of BDO Seidman, LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting of Shareholders. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

                           PROPOSALS OF SHAREHOLDERS

     Shareholder proposals to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company at its executive offices at 6416 Pacific Highway East, Tacoma, Washington, 98424, Attention: Kenneth W. McCarthy, Jr., Secretary, on or prior to April 15, 1999.

                  ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

     The Company's Annual Report to Shareholders for fiscal year 1998 (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's shareholders with this Proxy Statement. A copy of the Company's Annual Report on Form 10-K, without exhibits, will be furnished without charge to shareholders upon request to:

                               Investor Relations
                                 c/o Kathy Ell
                           T&W Financial Corporation
                           6416 Pacific Highway East
                           Tacoma, Washington, 98424
                                 (253) 922-5164

                                          By Order of the Board of Directors,
                                          /s/ KENNETH W. MCCARTHY, JR.
                                          Kenneth W. McCarthy, Jr.
                                          Senior Vice President, Secretary and
                                          General Counsel

Tacoma, Washington
April 5, 1999

                  DIRECTIONS TO THE T&W FINANCIAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AT
                                THE TACOMA CLUB
                         1201 PACIFIC AVE., 16TH FLOOR
                            TACOMA, WASHINGTON 98424
                                       AT
                       9:00 A.M. (PACIFIC DAYLIGHT TIME)
                                       ON
                                 APRIL 29, 1999

FROM INTERSTATE 5

     Take the "City Center" exit onto I-705. Take the "A Street" exit. The Tacoma Club is located in the Wells Fargo Plaza office building on the left-hand side.

     Parking is available on the street or in nearby lots and garages, including Wells Fargo Plaza (entrance is located on A street via the left lane).

PROXY
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           T&W FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints Michael A. Price and Thomas W. Price (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of T&W Financial Corporation to be held at the Tacoma Club, 1201 Pacific Ave., 16th Floor, Tacoma, Washington on Thursday, April 29, 1999 at 9:00 a.m. Pacific Daylight Time and at any adjournments thereof.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]

1. ELECTION OF DIRECTORS: MICHAEL A. PRICE, THOMAS W. PRICE, PAUL B. LUKE, KENNETH W. MCCARTHY, JR., KENNETH L. HATCH, DAVID N. SYFERD AND ROBERT E. KADLEC


[ ]  FOR All nominees listed (except as withheld)        [ ]  WITHHOLD AUTHORITY To vote for nominees listed

WITHHOLD AUTHORITY to vote for the following Directors:

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                      [ ]  FOR  [ ]  AGAINST  [ ]  ABSTAIN

    This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                 IMPORTANT -- PLEASE SIGN AND RETURN PROMPTLY.

                                                    ----------------------------
                                                             Signature

                                                    ----------------------------
                                                     Signature, if held jointly

                                                    Dated:

   ----------------------------------------------------------------------------,
                                                    1999

                                                    When shares are held by
                                                    joint tenants, both should
                                                    sign. When signing as
                                                    attorney, executor,
                                                    administrator, trustee, or
                                                    guardian, please give full
                                                    title as such. If a
                                                    corporation, please sign in
                                                    full corporate name by
                                                    President or other
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by an
                                                    authorized person.